Exhibit 23.1

                  CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated March 5, 1999, with respect to the financial statements of factorymall.com, inc. as of December 31, 1998 and 1997 and for the period from inception (April 15, 1996) to December 31, 1996 and for each of the two years in the period ended December 31, 1998 included in the Amendment to Current Report (Form-8K/A) of theglobe.com, inc.



                                                 /s/ KPMG LLP


Seattle, Washington
October 15, 1999